Exhibit 10.81

November 17, 2008

Jean-Frederic Viret

Dear Jean:

Anesiva, Inc. (the “Company”) is pleased to offer you an amendment (the “Amendment”) to your employment terms, as set forth in the offer letter between you and the Company, dated November 21, 2002 (the “Offer Letter”). The employment terms set forth in this Amendment are effective as of November 17, 2008 (the “Amendment Date”). Unless this Amendment specifically states that it supersedes a term in the Offer Letter, the terms of the Offer Letter shall remain binding and in full force and effect.

1. Retention Bonus. You will be eligible to receive a Retention Bonus in an amount equal to two (2) months of your base salary currently in effect, to be earned and payable on the following schedule: (i) 50% of the bonus on November 17, 2008, (ii) 25% of the bonus on November 26, 2008, and (iii) 25% of the bonus on December 15, 2008.

In the event that you resign from employment with the Company for any reason before February 9, 2009, you agree that you will repay to the Company this Retention Bonus amount paid to you (“Retention Repayment Amount”) pursuant to this Section. Any Retention Repayment Amount that must be repaid pursuant to this paragraph will be paid within thirty (30) days following your last date of employment with the Company.

In the event that you are involuntarily terminated from employment with the Company, you will not be liable for repayment of the Retention Bonus.

2. Employment Relationship. Your employment with the Company is and continues to be “at will” as described in your Offer Letter.

3. Supersedes. This Amendment supersedes and replaces any prior agreements, representations or understandings, whether written, oral or implied, between you and the Company regarding this subject matter described herein, provided that unless specifically superseded by this Amendment, the terms of the Offer Letter remain in full force and effect.

We hope that you find the forgoing terms acceptable. You may indicate your agreement with these terms and accept this Amendment by signing and dating the Amendment and returning it to me.

Very truly yours,

ANESIVA, INC.

By:	/s/ Michael L. Kranda
Michael L. Kranda
President & Chief Executive Officer

I have read, and accept and agree to, the terms of this Amendment to my Offer Letter:

/s/ Jean-Frederic Viret
Jean-Frederic Viret

Dated: 11-18-08